CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-1A of the Trust for Advised Portfolios and to the use of our report dated December 28, 2017 on the financial statements and financial highlights of Soundwatch Core Hedged Equity Fund, a series of shares of beneficial interest in Trust for Advised Portfolios. Such financial statements and financial highlights appear in the October 31, 2017 Annual Report to Shareholders which is incorporated by reference into the Statement of Additional Information.

/s/ BBD, LLP

BBD, LLP

Philadelphia, Pennsylvania
February 26, 2018

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to references to our firm under the heading “Independent Registered Public Accounting Firm” in the Proxy Statement/Prospectus and “Portfolio Holdings Policy” and “Independent Registered Public Accounting Firm” in the Statement of Additional Information in this Registration Statement on Form N-1A of the Trust for Advised Portfolios under the Securities Act of 1933, filed with the Securities and Exchange Commission.

/s/ BBD, LLP

BBD, LLP

Philadelphia, Pennsylvania
February 26, 2018